                                                                   Exhibit 10.20



                      -----------------------------------


                              Dated: January 1, 2000


                      -----------------------------------


                               EMPLOYMENT AGREEMENT

                              -  by and between -

                           HOLLYWOOD CASINO CORPORATION

                                    - and -

                                  PAUL C. YATES


                      -----------------------------------

                      -----------------------------------


                                TABLE OF CONTENTS


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                                                                      Page
                                                                      ----

RECITALS............................................................... 1

        1.      DEFINITIONS............................................ 1

        2.      PRIOR EMPLOYMENT....................................... 3

        3.      BASIC EMPLOYMENT AGREEMENT............................. 3

        4.      DUTIES OF EMPLOYEE..................................... 3

        5.      ACCEPTANCE OF EMPLOYMENT............................... 3

        6.      TERM................................................... 4

        7.      SPECIAL TERMINATION PROVISIONS......................... 4

        8.      COMPENSATION TO EMPLOYEE............................... 4
                (n)     Base Salary.................................... 4
                (b)     Incentive Compensation Plan.................... 5
                (c)     Employee Benefit Plans......................... 5
                (d)     Expense Reimbursement.......................... 6
                (e)     Licensing Expenses............................. 6
                (f)     Vacations and Holidays......................... 6

        9.      LICENSING REQUIREMENTS................................. 7

        10.     TERMINATION BY EMPLOYEE................................ 8

        11.     CONFIDENTIALITY........................................ 9

        12.     RESTRICTIVE COVENANT................................... 9

        13.     BEST EVIDENCE..........................................10

        14.     SUCCESSION.............................................10

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        15.     ASSIGNMENT.............................................11

        16.     AMENDMENT OR MODIFICATION..............................11

        17.     GOVERNING LAW..........................................11

        18.     NOTICES................................................11

        19.     INTERPRETATION.........................................12

        20.     SEVERABILITY...........................................12

        21.     DISPUTE RESOLUTION.....................................12

        22.     WAIVER.................................................12

        23.     PAROL..................................................13

        24.     EXECUTION PAGE.........................................14


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

                  ____________________________________________

                               EMPLOYMENT AGREEMENT
                  ____________________________________________


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1/st/ day of January, 2000, by and between HOLLYWOOD CASINO CORPORATION, a Delaware corporation ("Employer"), and PAUL C. YATES ("Employee").

                             W I T N E S S E T E T H:

          WHEREAS, Employer is a corporation, duly organized and existing under the laws of the State of Delaware, which owns and operates various casino properties throughout the United States and which has a need for qualified, experienced personnel; and

          WHEREAS, Employee is an adult individual currently residing at 6310 Lakehurst Avenue, Dallas, Texas 75230;

          NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer and Employee do hereby covenant and agree as follows:

          1.    DEFINITIONS.  As used in this Agreement, the words and terms
                -----------
hereinafter defined have the respective meanings ascribed to them herein, unless a different meaning clearly appears from the context:

                (a) "Just Cause" means any of the following: (i) the Employee's
                     ----------
                willful refusal to perform, or his substantial neglect of, the duties assigned to the Employee pursuant to Paragraph 4 hereof (for any reason other than as the result of a Complete Disability), and the failure by the Employee to promptly cure the breach or failure of performance upon written notice thereof from the Employer; (ii) Employee's willful engagement in any personal misconduct involving dishonesty, illegality, or moral turpitude which is materially detrimental or materially injurious to the business interests, reputation or goodwill of Employer or Employer's Affiliates; (iii) Employee's willful engagement in any material act of dishonesty, disloyalty, or infidelity against Employer or Employer's Affiliates; (iv) the material breach by the Employee of his covenants under this Agreement, and the failure by the Employee to promptly cure the breach or failure of performance upon written notice thereof from the Employer; (v) Employee's willful violation of any material policy established by Employer with respect to the operation of Employer's business and affairs, or the conduct of Employer's employees; (vi) Employee's insubordination with respect to, or willful failure, in any material respect, to carry out all reasonable and lawful instructions issued by, the President or Chief Executive Officer of Employer and the failure by the Employee to promptly cure such failure to perform upon written notice thereof from the Employer; and (vii) Employee's failure to maintain in force and in good standing any and all licenses, permits and/or approvals required of Employee by the relevant governmental authorities for the discharge of the obligations of Employee under this Agreement and such failure is not the result of any negligence or omission by the Employer. All determinations of the existence of "Just Cause," including without limitation any determination with respect to performance, reasonableness, effectiveness, materiality and injury, shall be made in good faith by the Employer's Board of Directors and shall be conclusive as to all parties.

                (b) "Complete Disability" means the inability of Employee, due
                     -------------------
                to illness or accident or other mental or physical incapacity, to perform his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of five hundred (500) consecutive calendar days, such "Complete Disability" to become effective upon the expiration of such one hundred eightieth (180th) day.

                (c) "Effective Date" means the date first above written.
                     --------------

                (d) "Employee" means Employee as earlier defined in this
                     --------
                Agreement.

                (e) "Employer" means Employer as earlier defined in this
                     --------
                Agreement.

                (f) "Employer's Affiliates" means any parent or subsidiary
                     ---------------------
                corporation or other legal entity of Employer.

                (g) "Prior Employment" means any prior employment Employee
                     ----------------
                has had with either Employer or Employer's Affiliates.


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

          2.  PRIOR EMPLOYMENT.  This Agreement supersedes and replaces any and
              ----------------
all prior employment agreements, whether written or oral, by and between Employee, on the one side, and Employer or Employer's Affiliates, on the other side, including, without limitation, that certain Employment Agreement dated as of May 11, 1998, between Employer and Employee. From and after the Effective Date, Employee shall be the employee of Employer under the terms and pursuant to the conditions set forth in this Agreement.

          3.  BASIC EMPLOYMENT AGREEMENT.  Subject to the terms and pursuant to
              --------------------------
the conditions hereinafter set forth, Employer hereby employs Employee during the Term hereinafter specified to serve in a managerial or executive capacity, under a title and with such duties not inconsistent with those set forth in Paragraph 4 of this Agreement, as the same may be modified and/or assigned to Employee by Employer from time to time pursuant to the terms of this Agreement.

          4.  DUTIES OF EMPLOYEE. Employee shall perform such duties assigned
              ------------------
to Employee by Employer as are generally associated with the duties of Executive Vice President and Chief Financial Officer, including but not limited to (i) primary responsibility for all of the finance, accounting, tax, budgeting and investor relations functions of the Employer and its Affiliates, (ii) the management, selection and supervision of employees of Employer and its Affiliates that perform any of the forgoing duties, and (iii) such other and further duties specifically related to such duties as may be assigned by Employer to Employee.

          5.  ACCEPTANCE OF EMPLOYMENT. Employee hereby unconditionally accepts
              ------------------------
the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement. Employee hereby covenants and agrees that, during the Term of this

Agreement, Employee will devote the whole of his normal and customary working time and best efforts solely to the performance of Employee's duties under this Agreement.

          6.  TERM. The term of this Agreement (the "Term") shall commence on
              ----
the Effective Date and, unless sooner terminated as provided herein, expire on December 31, 2002.

          7.  TERMINATION BY THE EMPLOYER. Notwithstanding the provisions of
              ---------------------------
Paragraph 6 above, this Agreement and each party's rights and obligations hereunder shall terminate upon the occurrence of any of the following events:

              (a) the death of Employee;

              (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee;

              (c) the giving of written notice by Employer to Employee of the termination of this Agreement upon the discharge of Employee for Just Cause; or

              (d) the giving of written notice by Employer to Employee of the termination of this Agreement without Just Cause; provided, however, that such notice must be accompanied by Employer's written tender to Employee of Employer's unconditional commitment to continue to pay to Employee the Base Salary and Minimum Bonus as set forth in Paragraphs 8(a) and 8(b) of this Agreement for the remainder of the Term of this Agreement.

          8.  COMPENSATION TO EMPLOYEE. For and in complete consideration of
              ------------------------
Employee's full and faithful performance of his duties under this Agreement, Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, the following items of compensation:

          (a) Base Salary. Employer hereby covenants and agrees to pay to
              -----------
Employee, and Employee hereby covenants and agrees to accept from Employer, an annual base salary (the "Base Salary") of (i) Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000), effective on the Effective Date and continuing through and including December 31, 2000 and (ii) Three

Hundred Thousand and No/100 Dollars ($300,000), effective as of January 1, 2001 and continuing throughout the remaining Term, payable in such equal regular installments as is Employer's custom and usage. Such base salary shall be exclusive of and in addition to any other benefits which Employer, in its sole discretion, may make available to Employee, including, but not limited to, any pension plans, bonus plans, retirement plans, company life insurance plan, medical and/or hospitalization plans, or any and all other benefit plans which may from time to time be in available to executive officers of Employer generally during the Term of this Agreement.

          (b)     Incentive Compensation Plan.  In addition to receiving the
                  ---------------------------
Base Salary, Employee shall also be entitled to participate in the incentive compensation plan of the Corporation as and when implemented. Employee will participate on the same terms as senior executive officers of Employer generally. The incentive compensation will be payable by Employer to Employee in accordance with the terms of such incentive compensation plan, and, where applicable, shall be prorated based upon the number of weeks Employee was employed by Employer during such calendar year. Any incentive compensation shall be in addition to Employee's participation in any and all profit sharing plans, bonus participation plans, stock option plans or other incentive compensation and profit sharing plans which are from time to time made generally available by Employer to Employer's Affiliates to senior executive officers. Notwithstanding anything to the contrary set forth in this Agreement, Employee's additional compensation under this Paragraph 8(b) will in no event be less than $75,000 during any year of the Term (the "Minimum Bonus").

          (c)     Employee Benefit Plans. Employer hereby covenants and agrees
                  ----------------------
that it shall include Employee, if otherwise eligible, in any pension plans, retirement plans, company life

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

insurance plans, medical and/or hospitalization plans, and/or any and all other benefit plans which may be placed in effect by Employer during the Term of this Agreement. In the event that the Employer terminates the Employee without Just Cause pursuant to Paragraph 7(d) of this Agreement, the Employer shall continue to include the Employee in the employee benefits plans described in this Paragraph 8(c) for the remainder of the Term of this Agreement.

          (d)  Expense Reimbursement.  During the Term of this Agreement,
               ---------------------
Employer shall either pay directly or reimburse Employee for Employee's reasonable expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding reimbursement, as the same may be amended, modified or changed from time to time. Such reimbursable expenses shall include, but are not limited to, reasonable entertainment and travel expenses, dues and expenses of membership in professional societies and the like. Prior to reimbursement, Employee shall provide Employer with sufficient detailed invoices of such expenses in accordance with the then applicable guidelines of the Internal Revenue Service so as to permit Employer to claim a deduction of such expenses.
          (e)  Licensing Expenses.  Employer hereby covenants and agrees that
               ------------------
Employer shall pay all licensing fees and expenses incurred by Employee in securing and maintaining such licenses and permits required of Employee in order to perform his duties under this Agreement.

          (f)  Vacations and Holidays.  Commencing as of the Effective Date of
               ----------------------
this Agreement, Employee shall be entitled to (i) annual paid vacation leave in accordance with Employer's standard policy therefor, to be taken at such times as selected by Employee and approved by Employer, and (ii) the following paid holidays (or, at Employer's option, an equivalent number of paid days off): New Year's Day, Memorial Day, Independence Day, Labor

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Day, Thanksgiving Day, Christmas Day and up to three (3) additional floating holidays which vary from year to year.

          9.   LICENSING REQUIREMENTS.
               ----------------------

          (a) Employer and Employee hereby covenant and agree that this Agreement may be subject to the approval of the Illinois Gaming Board, the Mississippi Gaming Commission, the Louisiana Gaming Control Board and any other jurisdiction in which Employer or Employer's Affiliates conducts business (collectively, the "Gaming Authorities") pursuant to the provisions of the Illinois Riverboat Gambling Act, the Mississippi Gaming Control Act, the Louisiana Riverboat Economic Development and Gaming Control Act and any other applicable law and the regulations promulgated thereunder (collectively, the
"Gaming Acts").   In the event this Agreement is required to be approved by the
Gaming Authorities and is not so approved by the Gaming Authorities, then both the Employer and the Employee covenant that they will attempt in good faith to enter into a modified agreement that would be approved by the Gaming Authorities provided, however, that, in no event will any modified agreement reduce the Base Salary and Minimum Bonus provisions of Paragraphs 8(a) and 8(b) of this Agreement. In the event that the Employer and Employee cannot in good faith enter into a modified agreement or if a modified agreement is not approved by the Gaming Authorities, then this Agreement shall immediately terminate and shall be null and void and of no further force or effect.

          (b) Employer and Employee hereby covenant and agree that, in order for Employee to discharge the duties required under this Agreement, Employee may be required to continue to hold casino key employee licenses (the "Licenses") as issued by one or more Gaming Authorities pursuant to the terms of the Gaming Acts and as otherwise required by this Agreement.

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

In the event that any of the Gaming Authorities objects to the renewal of Employee's License, or any of the Gaming Authorities refuses to renew Employee's applicable License, Employer, at Employer's sole cost and expense, shall promptly defend such action and shall take such reasonable steps as may be required to attempt to secure such Gaming Authority's approval. The foregoing notwithstanding, if such Gaming Authority's refusal to renew Employee's License arises as a result of any of the events described in Paragraph 1(a) of this Agreement, Employer's obligations under this Paragraph 9 shall not be operative and Employee shall promptly reimburse Employer upon demand for any expenses incurred by Employer pursuant to this Paragraph 9.

          10.     TERMINATION BY EMPLOYEE.     The Employee shall have the
                  -----------------------
option to terminate this Agreement, effective upon the effective date set forth in written notice of such termination to the Employer, for "Good Reason". For purposes of this Agreement, Good Reason shall mean the occurrence of any one or more of the following events: (i) any material breach of this Agreement by the Employer that is not promptly remedied by the Employer after receipt of written notice thereof from the Employee; and (ii) for any reason within one year following the occurrence of a Change in Control (as defined in that certain Indenture dated as of May 19, 1999, among Employer, HWCC-Tunica, Inc., HWCC-Shreveport, Inc. and State Street Bank and Trust Company, as Trustee) (a "Change in Control"). A termination of this Agreement by the Employee for Good Reason shall be effectuated by giving Employer written notice of the termination, setting forth in reasonable detail the specific conduct of the Employer that constitutes Good Reason and the specific provision(s) of this Agreement on which the Employee relies, and shall be given within sixty (60) days of the event
giving rise to the Good Reason.   Upon termination of this Agreement by the
Employee for Good Reason, the Employee shall be entitled to the unpaid portion of the Base Salary and Minimum Bonus as set forth in Paragraphs 8(a) and 8(b) for the remainder of the Term of this Agreement.

          11.   CONFIDENTIALITY. Employee hereby warrants, covenants and
                ---------------
agrees that, without the prior express written approval of Employer, Employee shall hold in the strictest confidence and shall not disclose to any person, firm, corporation or other entity, any and all of Employer's confidential data, including, but not limited to (i) information or other documents concerning Employer's business, customers or suppliers; (ii) Employer's marketing methods, files and credit and collection techniques and files; or (iii) Employer's trade secrets and other "know-how" or information not of a public nature, regardless of how such information came into the custody of Employee. The warranty, covenant and agreement set forth in this Paragraph 11 shall not expire, shall survive this Agreement and shall be binding upon Employee without regard to the passage of time or other events.

          12.   RESTRICTIVE COVENANT.  Employee hereby covenants and agrees
                --------------------
that, during the Term of this Agreement, Employee shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the principal business activity of Employer or Employer's Affiliates, in or about any state in which Employer or Employer's Affiliates are licensed to conduct casino operations (the "Operating States"), including any navigable waterways which are wholly within the Operating States, which are partly within the Operating States and partly without the Operating States, or which form a boundary between the Operating States and any other state or body public. Employee hereby further acknowledges and agrees that the restrictive covenant contained in this Paragraph 12 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of Employer and Employer's Affiliates, imposes no undue hardship on Employee and is not injurious to the public.

          13.   BEST EVIDENCE. This Agreement shall be executed in original and
                -------------
"Xerox" or photostatic copies and each copy bearing original signatures in ink shall be deemed an original.

          14.   SUCCESSION.
                ----------

          (a) This Agreement shall be binding upon and inure to the benefit of Employer and Employee and their respective successors and assigns; provided, however, in the event of a Change of Control, Employer shall have the option, in its sole discretion, to either (a) retain Employee for the services set forth in Paragraph 4 and otherwise abide by the terms and conditions of this Agreement or
(b) terminate Employee's employment and pay to Employee an amount (the "Severance Amount") equal to the aggregate Base Salary under Paragraph 8(a) and the Minimum Bonus set forth under the last sentence of Paragraph 8(b) which would have been paid by Employer to Employee during the period (the "Severance Period") from the date of termination of the Agreement to the expiration of this Agreement had it not been so terminated. Employer shall have the right, exercisable by written notice to Employee, to elect to pay the Severance Amount to Employee in (i) a lump sum payment not later than the date of occurrence of the Change of Control or (ii) equal monthly installments during the Severance Period.

          (b) Except as otherwise set forth in the immediately preceding sentence, the Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated this Agreement for Good Reason.

          15.   ASSIGNMENT. Employee shall not assign this Agreement or
                ----------
delegate his duties hereunder without the express written prior consent of Employer thereto. Any purported assignment by Employee in violation of this Paragraph 15 shall be null and void and of no force or effect.

          16.   AMENDMENT OR MODIFICATION. This Agreement may not be amended,
                -------------------------
modified, changed or altered except by a writing signed by both Employer and Employee.
          17.   GOVERNING LAW. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of Texas in effect on the Effective Date of this Agreement.

          18.   NOTICES. Any and all notices required under this Agreement shall
                -------
be in writing and shall be either hand-delivered; mailed by certified mail, return receipt requested; or sent via telecopier addressed to:

            TO EMPLOYER:      Hollywood Casino Corporation
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road, LB 48
                              Dallas, Texas 75240
                              Attention: General Counsel

            TO EMPLOYEE:      Paul C. Yates
                              6310 Lakehurst Avenue
                              Dallas, Texas 75230

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

          All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. All notices sent via telecopier shall be deemed delivered as of the next business day following the date of the confirmation of delivery. Any changes in any of the addresses listed herein shall be made by notice as provided in this Paragraph 18.

          19.   INTERPRETATION. The preamble recitals to this Agreement are
                --------------
incorporated into and made a part of this Agreement. Titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

          20.   SEVERABILITY. In the event any one or more provisions of this
                ------------
Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provisions shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

          21.   DISPUTE RESOLUTION. Except for equitable actions seeking to
                ------------------
enforce the provisions of Paragraphs 11 and 12 of this Agreement, jurisdiction and venue for which is hereby granted to the District Court of Dallas County, Texas, any and all claims, disputes or controversies arising between the parties hereto regarding any of the terms of this Agreement or the breach thereof, on the written demand of either of the parties hereto, shall be submitted to and be determined by final and binding arbitration held in Dallas, Texas in accordance with the Employment Dispute Resolution Rules of the American Arbitration
Association.   This Agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction.

          22.   WAIVER. None of the terms of this Agreement, including this
                ------
Paragraph 22, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

          23.   PAROL. This Agreement constitutes the entire agreement between
                -----
Employer and Employee with respect to the subject matter hereto and this Agreement supersedes any prior understandings, agreements or undertakings by and between Employer and Employee with respect to the subject matter hereof.

          IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

                                  EMPLOYER:
                                  --------

                                  HOLLYWOOD CASINO CORPORATION



                                  By: /s/ Edward T. Pratt III
                                     ------------------------------------
                                     Name:  Edward T. Pratt III
                                     Title: President and Chief
                                             Operating Officer


                                  EMPLOYEE:
                                  --------

                                       /s/ Paul C. Yates
                                  --------------------------------------
                                  PAUL C. YATES


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